As filed with the Securities and Exchange Commission on August 21, 2023	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MULLEN AUTOMOTIVE INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-3289406 (I.R.S. Employer Identification No.)

1405 Pioneer Street

Brea, California 92821

(Address of principal executive offices)

Mullen Automotive Inc. 2022 Equity Incentive Plan, as amended

2022 Performance Stock Award Agreement

2023 Performance Stock Award Agreement

(Full title of the plan)

David Michery

President and Chief Executive Officer

1405 Pioneer St

Brea, CA 92821

(714) 613-1900

(Name, address and telephone number of agent for service)

With copies to:

Thomas J. Poletti, Esq.	Katherine J. Blair, Esq.
Manatt, Phelps & Phillips, LLP	Manatt, Phelps & Phillips, LLP
695 Town Center Drive, 14th Floor	2049 Century Park East, Suite 1700
Costa Mesa, California 92626	Los Angeles, California 90067
(714) 371-2501	(310) 312-4252

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

2022 Equity Incentive Plan

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 52,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of Mullen Automotive Inc. (the “Registrant”) issuable pursuant to an amendment to the Mullen Automotive Inc. 2022 Equity Incentive Plan, as amended (the “2022 Plan”), approved by the stockholders of the Registrant on August 3, 2023. The shares of Common Stock previously reserved for issuance under the 2022 Plan were registered on the Registrant’s Registration Statements on Form S-8 (File Nos. 333-266787 and 333-267417) filed with the Securities and Exchange Commission (the “Commission”) on August 11, 2022 and September 14, 2022, respectively (collectively, the “Prior 2022 Plan Registration Statements”). This Registration Statement relates to securities of the same class as those to which the Prior 2022 Plan Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8, except as supplemented by the information set forth below.

2022 Performance Stock Award Agreement

This Registration Statement is also being filed for the purpose of registering an additional 14,000,000 shares of Common Stock issuable to David Michery, Chief Executive Officer and founder of the Registrant, based on the achievement of certain milestones and subject to the terms and conditions under the Performance Stock Award Agreement, dated May 5, 2022, between the Registrant and Mr. Michery and approved by the stockholders of the Registrant July 26, 2022 (the “2022 PSA”). Shares of Common Stock previously reserved for issuance under the 2022 PSA were registered on the Registrant’s Registration Statement on Form S-8 (File No. 333-267417) filed with the Commission on September 14, 2022 (the “Prior 2022 PSA Registration Statement”). This Registration Statement relates to securities of the same class as those to which the Prior 2022 PSA Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8, except as supplemented by the information set forth below.

2023 Performance Stock Award Agreement

This Registration Statement is also being filed for the purpose of registering 16,000,000 shares of Common Stock issuable to David Michery, Chief Executive Officer and founder of the Registrant, based on the achievement of certain milestones and subject to the terms and conditions under the Performance Stock Award Agreement, dated June 8, 2023, between the Registrant and Mr. Michery and approved by the stockholders of the Registrant August 3, 2023.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this registration statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as filed with the Commission on January 13, 2023, as amended by Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the Commission on January 30, 2023 (the “2022 Form 10-K”);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2022, March 31, 2023 and June 30, 2023, filed with the Commission on February 14, 2023, May 15, 2023 and August 14, 2023, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on October 14, 2022, October 17, 2022, October 21, 2022, November 14, 2022 (Two Filings), November 21, 2022 (Two filings), December 2, 2022, December 15, 2022, December 23, 2022, January 13, 2023, January 23, 2023, January 31, 2023, March 3, 2023, March 6, 2023, March 10, 2023, March 20, 2023, April 7, 2023, April 14, 2023, April 20, 2023, May 5, 2023, May 19, 2023, June 5, 2023, June 12, 2023, June 26, 2023, July 11, 2023, August 7, 2023, and August 11, 2023; and

(d)	The description of the Registrant’s Common Stock in Exhibit 4.4 to its 2022 Form 10-K and as may be further updated or amended in any amendment or report filed for such purpose.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant has furnished, or may from time to time furnish, to the Commission is, or will be, incorporated by reference into, or otherwise included in, this Registration Statement.

Item 4.   Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Article VIII of our certificate of incorporation, as amended, states that to the fullest extent permitted by the DGCL, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Article IX of our certificate of incorporation, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise (including any subsidiary), shall be indemnified and held harmless by us to the fullest extent permitted by Delaware Law, and we may advance all expenses incurred by such person in defense of any such proceeding prior to its final determination. The indemnification provided in our bylaws is not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption From Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of Mullen Automotive Inc., dated November 5, 2021 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on November 12, 2021)
4.1(a)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Mullen Automotive, Inc., dated March 8, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 10, 2022)
4.1(b)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on July 26, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on July 27, 2022)
4.1(c)	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock. (incorporated by reference to Exhibit 4.1(c) to the Company's Registration Statement on Form S-3, filed with the Commission on September 19, 2022)
4.1(d)	Certificate of Mullen Automotive Inc. Increasing Number of Shares of Preferred Stock Designated as Series D Convertible Preferred Stock (incorporated by reference to Exhibit 4.1(d) to the Company's Registration Statement on Form S-3, filed with the Commission on October 17, 2022)
4.1(e)	Certificate of Designation of Series AA Preferred Stock, filed November 14, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 14, 2022)
4.1(f)	Certificate of Cancellation of Series AA Preferred Stock filed on January 30, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on January 31, 2023)
4.1(g)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on January 30, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on January 31, 2023)
4.1(h)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on May 3, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on May 5, 2023)
4.1(i)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on August 10, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on August 11, 2023)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the Commission on October 5, 2012)
4.2(a)	Amendment No. 1 to the Bylaws, dated June 15, 2015 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Commission on June 16, 2015)

4.2(b)	Amendment No. 2 to the Bylaws, dated July 10, 2015 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on July 10, 2015)
4.2(c)	Amendment No. 3 to the Amended and Restated Bylaws of Mullen Automotive Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 14, 2022).
5.1	Opinion of Manatt, Phelps & Phillips LLP
23.1	Consent of Independent Registered Public Accounting Firm (Daszkal Bolton LLP)
23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)
24	Power of Attorney (contained on signature page hereto)
99.1	Mullen Automotive Inc. 2022 Equity Incentive Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement (Schedule 14A) filed with the Commission on June 24, 2022)
99.1(a)	Amendment to Mullen Automotive Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on August 7, 2023)
99.1(b)	Form of Stock Option Agreement under 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.2(a) to the Company’s Form 10-K filed with the Commission on January 13, 2023)
99.1(c)	Form of Restricted Stock Agreement under 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.2(b) to the Company’s Form 10-K filed with the Commission on January 13, 2023)
99.1(d)	Form of Restricted Stock Unit Agreement under 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.2(c) to the Company’s Form 10-K filed with the Commission on January 13, 2023)
99.2	Performance Stock Award Agreement dated May 5, 2022 between Mullen Automotive Inc. and David Michery (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on July 27, 2022).
99.3	Performance Stock Award Agreement dated June 8, 2023 between Mullen Automotive Inc. and David Michery (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Commission on August 7, 2023)
107	Filing Fee Table

Item 9.   Undertakings

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brea, State of California, on the 21st day of August, 2023.

Mullen Automotive Inc.

By:	/s/ David Michery
Name: David Michery
Title: Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Mullen Automotive Inc., a Delaware corporation, do hereby constitute and appoint David Michery and Jonathan New, each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ David Michery	President, Chief Executive Officer and Chairman of the Board	August 21, 2023
David Michery	(Principal Executive Officer)

/s/ Jonathan New	Chief Financial Officer	August 21, 2023
Jonathan New	(Principal Financial Officer)

/s/ Chester Bragado	Chief Accounting Officer	August 21, 2023
Chester Bragado	(Principal Accounting Officer)

/s/ Mary Winter	Secretary and Director	August 21, 2023
Mary Winter

/s/ William Miltner	Director	August 21, 2023
William Miltner

/s/ John Andersen	Director	August 21, 2023
John Andersen

/s/ Ignacio Novoa	Director	August 21, 2023
Ignacio Novoa

/s/ Kent Puckett	Director	August 21, 2023
Kent Puckett

/s/ Mark Betor	Director	August 21, 2023
Mark Betor